Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors:

Rick Nordvold

Golf Galaxy, Inc.

952-941-8848

Investors and media:

Susan Eich

For Golf Galaxy, Inc.

612-285-4188

GOLF GALAXY COMPLETES ACQUISITION

OF THE GOLFWORKS

EDEN PRAIRIE, Minn. – (March 16, 2006) – Golf Galaxy, Inc. (Nasdaq: GGXY), the interactive golf superstore offering Everything for the Game®, has completed its acquisition of The GolfWorks®, one of the golf industry’s most complete sources for golf club components, clubmaking tools and supplies, and technical information.  The purchase price, excluding direct costs of the acquisition, consisted of a combination of $3.7 million in cash; 250,862 shares of Golf Galaxy common stock valued at $4.8 million based on the average closing price of Golf Galaxy’s common stock on the NASDAQ Global Market during a five-day trading period beginning three trading days prior to the announcement of the acquisition on Feb. 15; and warrants to purchase 150,000 shares of Golf Galaxy common stock with a fair value of $1.4 million, determined using the Black-Scholes option pricing model. In addition, Golf Galaxy assumed $5.4 million in debt from The GolfWorks.

The GolfWorks operates a direct-to-consumer business through its catalogs and its ecommerce site, selling both proprietary components and brand name shafts and grips. The GolfWorks had fiscal 2005 net sales of $24.5 million.  Golf Galaxy said it expects the transaction to be neutral to earnings per share in fiscal 2007 and accretive to earnings per share beginning in fiscal 2008, pending the final purchase price allocation.

About Golf Galaxy, Inc.

Golf Galaxy, Inc., based in Eden Prairie, Minn., owns and operates golf specialty retail stores. The company currently operates 52 stores in 23 states and an ecommerce website. The company's Everything for the Game® merchandising strategy offers a comprehensive selection of competitively priced brand name golf equipment, accessories, apparel, golf services, and golf instruction by on-staff certified PGA professionals in a unique interactive store environment. The GolfWorks, the golf industry’s most complete source for golf club components, clubmaking tools and supplies, and technical information, is a wholly owned subsidiary of Golf Galaxy that sells direct to consumers via a catalog and the Internet at www.GolfWorks.com. For more information, visit www.GolfGalaxy.com.

Cautionary Statement

This news release contains forward-looking statements about Golf Galaxy and readers should not place undue reliance on any forward-looking statements that are current only as of the date made. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those expressed in forward-looking statements. The factors listed below, among others, could cause the company’s actual financial performance to differ materially from that expressed in any forward-looking statement: A decline in the popularity of golf or golf-related products and services; limitations imposed by suppliers on the amount or variety of products; failure by suppliers to develop and introduce new products or if new products result in excessive close-outs of existing inventories; seasonal fluctuation in demand for products; weather conditions; ability to successfully implement growth plan; competition in the golf and sporting goods industry; a decline in discretionary spending; availability of adequate capital to fund growth; and loss of key management. Additional information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is included in the company’s prospectus in its Form S-1 Registration Statement on file with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive and Golf Galaxy disclaims any obligation subsequently to revise or update any previously made forward-looking statements, whether as a result of new information, future events or otherwise.